NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:								              TRADED:
JEFFREY HOLLENDER						              OTCBB UNDER THE
SEVENTH GENERATION						             SYMBOL "SVNG"
802-658-3773 (Ext. 716)
www.seventhgen.com


SEVENTH GENERATION
ANNOUNCES
BOSTON STOCK EXCHANGE DE-LISTING

BURLINGTON, VT. NOVEMBER 4, 1998 - Seventh Generation, Inc. announced today that the Boston Stock Exchange has made the decision to suspend the Company's Common Stock from trading as of the close of business on November 3, 1998 and is filing for delisting with the Securities and Exchange Commission due to the Company's failure to meet minimum maintenance requirements.

Seventh Generation, Inc. markets safe and environmentally friendly household products. The Company's branded products include: paper towels, bathroom and facial tissues, napkins and paper plates made from 100% recycled fiber and manufactured without the use of chlorine bleach; cleaning and laundry products that are renewable resource based, phosphate free, and biodegradable; natural formula baby wipes; plastic trash bags made from 100% recycled plastic; feminine hygiene products manufactured without the use of chlorine bleach; and full spectrum lightbulbs. The Company markets and distributes to natural food stores, supermarkets, and mail-order catalogs in the United States and Canada.